EXHIBIT 21

                              LIST OF SUBSIDIARIES


SUBSIDIARY                                                       JURISDICTION
----------                                                       ------------

Main Entertainment, Inc.                                          Arizona
Bamboo Club, Inc.                                                 Arizona
Cornerstone Productions, Inc.                                     Delaware
Main St. / Cornerstone Texas, Inc.                                Texas
Main St. Northwest, Inc.                                          Arizona
Main St. Hospitality, Inc.                                        Arizona
Fiddlesticks, Inc.                                                Arizona
Main St. Midwest, Inc.                                            Kansas
Main St. California, Inc.                                         Arizona
Main St. Louisiana Restaurants, Inc.                              Arizona
Main St. El Paso, Inc.                                            Arizona
Redfish America, LLC                                              Arizona
Redfish Cleveland, Inc.                                           Ohio